Exhibit 99.1

Contact:

Jack Brennan, CFO - (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces Third Quarter Results

•	Revenue and EPS in line with guidance

•	Quarterly revenues up 13%, driven by Hackett and Business Transformation revenue growth of 46% and 32%, respectively.

MIAMI, FL, October 26, 2004 – Answerthink, Inc. (Nasdaq: ANSR) , a strategic business and technology consulting firm, today announced its financial results for its third quarter ended October 1, 2004.

Third quarter revenue was $37.1 million, up 13% from the third quarter of 2003. Diluted earnings per share were $0.02, compared to $0.02 for the third quarter of 2003. Pro forma diluted earnings per share were $0.03, compared to $0.03 for the third quarter of 2003. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For the first nine months of 2004, revenues were $109.9 million, up 9% from the first nine months of 2003. Diluted earnings per share were $0.01, compared to a $0.13 loss for the same period of the previous year. The 2004 and 2003 results included restructuring costs of $0.08 and $0.11 per diluted share, respectively, related to an increase in previously established restructuring reserves for the consolidation of facilities. Pro forma diluted earnings per share were $0.09, up from $0.00 in the same period of the previous year.

The Company’s cash balances, including restricted cash and marketable investments, were $51.5 million at the end of the third quarter of 2004. During the quarter, the Company spent $2.8 million to repurchase 589,000 shares of the Company’s common stock.

“We continue to see strong client and partner response to the proprietary business process and best practice intellectual capital that we leverage in our solutions,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “This response was evident in our strong Business Transformation growth and also in the increasing number of wins and registered joint pursuits with Accenture. You can expect the expansion of our Hackett offerings, Best Practice Implementation tools, and our partner strategies to be the primary drivers of our growth.”

Based on the current economic outlook, the Company estimates total revenues for the fourth quarter of 2004 to be in the range of $33.0 million to $36.0 million. The Company also estimates diluted earnings (loss) per share to be in the range of ($0.01) to $0.02 and pro forma diluted earnings per share to be in the range of $0.01 to $0.03.

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Other Highlights

Federal Tax Deduction – Answerthink received a favorable determination amounting to $77,343,763 on its worthless stock deduction relative to its stock investment in its Think New Ideas, Inc. subsidiary.

Sarbanes-Oxley Consulting Services – Answerthink introduced a Sarbanes-Oxley Compliance Service designed to help companies meet the internal control requirements of Sarbanes-Oxley and concurrently improve business performance through the use of proven best practices from The Hackett Group. The service helps accelerate compliance efforts while allowing clients to pursue a return on their Sarbanes-Oxley investment, helping companies evaluate and make changes to business processes, technology, and ERP systems.

Financial Services Study – The Hackett Group announced a benchmark study for the financial services industry to define world-class performance in finance and procurement operations. The study, which is being developed with input from Accenture and co-sponsored by some of the world’s largest banking and insurance companies, offers financial services companies insight, analysis, and identification of Hackett-Certified Practices and will also look at a range of issues relevant to companies in the financial services industry.

Business Process Sourcing Webcasts & Conference – The Hackett Group held two Webcasts in September and a conference in October designed to help executives develop strategies around Business Process Sourcing for finance, IT, HR, procurement, and other key operational areas. During the Webcasts, Hackett Chief Research Officer Richard T. Roth shared insights into the business sourcing strategies employed by world-class firms. Hackett’s more in-depth Business Processing Sourcing Conference featured presentations by 16 leading companies: Accenture, Agilent Technologies, Autodesk, Equitant, FedEx Express, Hewlett Packard, KPMG International, Lafarge North America, Llewellyn & Associates, Ogilvy & Mather Worldwide, ON Semiconductor, NCR, Piper Jaffray, Unisys, and Williams Companies. More than 100 executives from 66 companies attended the conference.

Book of Numbers Executive Summary – The Hackett Group released executive summary findings from its 2004 Book of Numbers research into world-class performance showing that the gap between world-class performers and median companies continues to widen across a range of critical performance measures including costs and staffing. Hackett’s research also highlighted five of the most common traits and techniques shared by world-class companies: an overall focus on operational excellence; more effective sourcing strategies; enhanced quality and access to information; standardization and simplification; and improved business alignment.

Essbase Support – Answerthink announced that it will offer clients the newly-launched Hyperion Essbase 7X as part of its business intelligence implementation efforts. The improved speed and scalability of Essbase 7X will enhance Answerthink’s ability to help clients achieve world-class performance through the design and implementation of business intelligence solutions. The release of Essbase 7X was announced in September by Hyperion.

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Representative Client Engagements

Pharmaceutical & Healthcare Products Manufacturer – This company contracted with The Hackett Group and Accenture for a comprehensive SG&A benchmarking project designed as the initial steps in a continuous improvement program. The effort will include an institutionalized benchmarking of the company’s shared services organizations by Hackett over a two-year period, with a special emphasis on accounts payable, accounts receivable, and general ledger processes. Accenture will also drive a review of sales and marketing activities at the sub-group level within the company.

Processed Foods Manufacturer – Under a contract for Sarbanes-Oxley consulting services, Answerthink will utilize its proprietary Best Practice Implementation (BPI) knowledge base and Sarbanes-Oxley compliance experience to assist this company document and evaluate its internal-control process flows in North America and Europe.

Video Game Developer – Answerthink will assist this company to improve product lifecycle management capabilities, including strategic planning and portfolio management, through process redesign and implementation of SAP software components. The new processes and systems will integrate Hackett-certified practices from Answerthink’s BPI knowledge repository. They will be designed to help the company improve its ability to make decisions relating to new product development, entry into new markets, and overall investments.

Building Materials Manufacturer – Answerthink will help this client implement Kronos workforce management software, utilizing its package knowledge and HR best practices expertise. Answerthink also assisted in the requirements definition and selection process which has led to the implementation. The project is part of a client initiative to standardize business processes across several hundred locations throughout North America.

Global Specialty Materials Company – Answerthink will assist the client in developing a comprehensive strategy to improve its business intelligence and decision-making capabilities, leveraging SAP’s Business Warehouse to enable improvements in operations management. The effort will streamline management’s ability to leverage existing knowledge assets, including financial, operational, and market-facing information. This is a follow-on project to a comprehensive finance transformation effort Answerthink supported which realized key benefits that included a dramatic shortening of the close and consolidation cycle. The client’s key goals in their efforts are to identify opportunities to enhance revenue, maintain cost discipline, and grow market share.

Paper Products Manufacturer – This company signed a three-year agreement with The Hackett Group encompassing a supply chain benchmark from PRTM’s Performance Measurement Group and membership in Hackett’s IT Executive Advisory Program. The new contract follows a comprehensive Hackett SG&A benchmark study completed earlier this year, and will drive improvements in planning, identification of cost reduction opportunities, and implementation of enterprise applications.

Answerthink will host a conference call today at 5 pm to discuss third quarter earnings results and outlook. The number for the conference call is (877) 546-1566, (Passcode: Third Quarter, Leader: Ted A. Fernandez). For International callers, please dial (210) 234-0000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, October 26, 2004 and will run through 5:00 P.M. ET on Tuesday, November 2, 2004. To access the rebroadcast, please dial (866) 448-7644. For International callers, please dial (203) 369-1194.

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In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, October 26, 2004 and will run through 5:00 P.M. ET on Tuesday, November 2, 2004. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), an Answerthink company, is a business advisory firm providing empirically based advice and best-practices research to executives seeking to drive world-class performance in areas such as finance, IT, human resources, and procurement. Hackett’s functional and process-specific benchmarks and its confidential, on-demand, membership-based advisory services are backed by an ongoing database of best practices in processes, technology, and organization in use at more than 2,400 clients around the globe. This unparalleled information repository allows Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

# # #

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine months Ended
	October 1, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Revenues:
Revenues before reimbursements	$33,329	$29,274	$98,893	$90,117
Reimbursements	3,802	3,644	10,976	11,083

Total revenues	37,131	32,918	109,869	101,200
Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	19,845	17,460	57,376	57,060
Reimbursable expenses	3,802	3,644	10,976	11,083

Total project personnel and expenses	23,647	21,104	68,352	68,143
Selling, general and administrative expenses	12,081	10,194	36,122	33,770
Restructuring costs	—	—	3,749	4,875
Stock compensation expense	597	565	1,891	565

Total costs and operating expenses	36,325	31,863	110,114	107,353

Income (loss) from operations	806	1,055	(245)	(6,153)
Other income (expense):
Interest income	184	155	570	517
Interest expense	(40)	—	(40)	—

Income (loss) before income taxes and income from discontinued operations	950	1,210	285	(5,636)
Income taxes	126	75	73	225

Income (loss) from continuing operations	824	1,135	212	(5,861)
Income from discontinued operations	—	—	370	—

Net income (loss)	$824	$1,135	$582	$(5,861)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.02	$0.03	$—	$(0.13)
Income from discontinued operations	$—	$—	$0.01	$—
Net income (loss) per common share	$0.02	$0.03	$0.01	$(0.13)
Weighted average common shares outstanding	43,900	44,456	44,427	45,359
Diluted net income (loss) per common share (1):
Income (loss) from continuing operations	$0.02	$0.02	$—	$(0.13)
Income from discontinued operations	$—	$—	$0.01	$—
Net income (loss) per common share	$0.02	$0.02	$0.01	$(0.13)
Weighted average common and common equivalent shares outstanding	47,960	48,074	48,824	45,359
Pro forma data: (2)
Income (loss) before income taxes and income from discontinued operations	$950	$1,210	$285	$(5,636)
Restructuring costs	—	—	3,749	4,875
Stock compensation expense	597	565	1,891	565
Amortization of intangible assets	581	274	1,371	485

Pro forma income before income taxes	2,128	2,049	7,296	289
Pro forma income taxes	851	820	2,918	116

Pro forma net income	$1,277	$1,229	$4,378	$173

Pro forma basic net income per common share	$0.03	$0.03	$0.10	$0.00
Weighted average common shares outstanding	43,900	44,456	44,427	45,359
Pro forma diluted net income per common share	$0.03	$0.03	$0.09	$0.00
Weighted average common and common equivalent shares outstanding	47,960	48,074	48,824	46,717

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the nine months ended October 3, 2003 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the nine months ended October 3, 2003 were 46,717 shares.

(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation, income from discontinued operations and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 1, 2004	January 2, 2004
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$38,591	$54,441
Accounts receivable and unbilled revenue, net	32,248	24,877
Prepaid expenses and other current assets	3,707	4,260

Total current assets	74,546	83,578
Marketable investments	9,945	10,000
Restricted cash	3,000	3,000
Property and equipment, net	8,095	8,714
Other assets	3,846	3,211
Goodwill, net	33,786	26,720

Total assets	$133,218	$135,223

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,803	$3,793
Accrued expenses and other liabilities	27,722	26,195

Total current liabilities	31,525	29,988
Shareholders’ equity	101,693	105,235

Total liabilities and shareholders’ equity	$133,218	$135,223

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2004		2003
	Q3	Q2	Q3
Revenue Breakdown by Group:
(in thousands)
Business Applications	$15,362	$16,093	$14,447
Business Intelligence	7,634	8,739	8,148
Business Transformation	8,361	7,215	6,358
The Hackett Group	5,774	5,602	3,965

Total revenues	$37,131	$37,649	$32,918

Revenue Concentration:
(% of total revenues)
Top customer	6%	9%	8%
Top 5 customers	18%	23%	29%
Top 10 customers	29%	33%	44%

Key Metrics and Other Financial Data:
Consultant utilization rate	67%	72%	73%
Gross billing rate per hour	$174	$176	$178
Net billing rate per hour	$156	$159	$158
Consultant headcount	600	597	486
Total headcount	768	762	617
Days sales outstanding (DSO)	79	70	63
Cash provided by (used in) operating activities (in thousands)	$(1,225)	$145	$3,567
Depreciation and amortization (in thousands)	$1,324	$1,275	$1,259

Share Repurchase Program:
Shares purchased since inception (in thousands)	4,959	4,370	3,550
Cost of shares repurchased since inception (in thousands)	$15,857	$13,020	$7,686
Average per share cost of shares purchased since inception	$3.20	$2.98	$2.16
Remaining authorization (in thousands)*	$4,143	$1,980	$2,314

*	In July 2004, Answerthink’s Board of Directors increased the size of the Company’s share repurchase program by another $5 million, from $15 million to $20 million.